UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia

Aliso Viejo, California 92656

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 18, 2011, the Board of Directors of Smith Micro Software, Inc. (the “Company”) approved a plan of restructuring intended to bring the Company’s operating expenses better in line with revenues. The restructuring plan involves a realignment of organizational structures, facility consolidations/closures and headcount reductions that will amount to approximately 20% of the Company’s worldwide workforce. The restructuring plan is expected to be implemented primarily during the fourth quarter of the Company’s 2011 fiscal year.

The Company currently expects that implementation of the restructuring plan will result in special charges totaling approximately $2.0-2.5 million which will be recorded during the fourth quarter of 2011. These charges will be primarily for severance costs for affected employees, which are estimated at approximately $1.5-2.0 million. Of the total charges, all but approximately $0.4 million will be cash expenditures. Of the cash expenditures, all but approximately $0.4 million are expected to be paid out in the fourth quarter.

The amounts stated above are preliminary and subject to change as we finalize our assessment of the charges and costs associated with the above items. These charges and cash expenditures do not take into consideration any potential cost savings associated with the plan of restructuring.

Safe Harbor Statement:

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the Company’s efforts to reduce operating expenses, amount and composition of special charges and cash expenditures, and the timing for completion of the restructuring plan. Among the factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are fluctuations and uncertainties in estimating the Company’s operating results and future operating losses, logistical problems in implementing the restructuring plan, changes in demand for the Company’s products, new and changing technologies and mobile communications products, customer acceptance of those technologies and products, new and continuing adverse economic conditions, and the Company’s ability to compete effectively with other software providers. These and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this filing are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this filing, and the Company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: October 20, 2011	/s/ Andrew C. Schmidt

Andrew C. Schmidt
Chief Financial Officer

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